UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 30, 2010

Phreadz, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

None

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, Greg Goldberg submitted his resignation as a Director. On October 5, 2010 Georges Daou submitted his resignation as Chairman and Director. The resignations were accepted with [no outstanding disagreements between the Company and the resigning directors.] [Neitheer Mr. Goldberg’s nor Mr. Daou’s resignation was not based upon any disagreement with us on any matter relating to our operations, policies or practices.]

On October 4, 2010 pursuant to a resolution our Board of Directors appointed Douglas Toth as a Director (Chairman) to fill the vacancy created by the resignation set forth the first paragraph.  . Mr. Toth will serve on our audit, compensation and nominating committees, along with the rest of our Board of Directors.

Mr. Toth, is a related party through  indirect company stockholdings held by his interest in Groupmark Financial Services Ltd. (`Groupmark`).  On October 4, 2010 Mr. Toth resigned from Groupmark with the agreement that his proportionate interest and indirect holdings of company stock held by Groupmark will be issued out of Groupmark and registered directly to Mr Toth. Upon completion of this aforementioned action with Groupmark Mr. Toth will file applicable insider reports.

Recently, Mr. Toth has been working as an independent management consultant where he identified, evaluated opportunities and assisted companies and individuals within a variety of industries including: manufacturing, retail and distribution,  media, advertising and technology. In addition he managed special projects for financial, compliance, operations and information systems of the companies for which he consulted. He worked closely with external auditors and legal council to ensure professional propriety and business compliance for the publicly traded companies he represented.

On August 9, 2006, a NASD Hearing Panel found that in August of 2003 Mr. Toth willfully caused a Form U4 to be filed containing a misrepresentation of a material fact thereby violating Membership Rule IM-1000-1 and Conduct Rule 2110. The Hearing Panel suspended Mr. Toth from all NASD capacities for a period of one year.  Mr. Toth appealed the decision to both the NASD’s National Adjudicatory Council and Securities and Exchange Commission on July 27, 2007 and August 1, 2008 respectively; both justifications upheld the NASD’s findings.

The Board has considered Mr. Toth’s actions and determined that it has no bearing on his efforts on behalf of our company.  Mr. Toth’s background and 20 year career gives a unique perspective to our Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phreadz, Inc.

Date: October 12, 2010	By: /s/ Gordon Samson
Name: Gordon Samson
Title: Chief Financial Officer